UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): May 27, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Results of Annual Meeting of Stockholders.
          At the 2009 Annual Meeting of Stockholders of ION Geophysical Corporation (“ION,” or the “Company”) held on May 27, 2009, the stockholders of the Company approved all of the matters submitted before them, consisting of the following:
•	The election of Theodore H. Elliott, Jr., James M. Lapeyre, Jr. and G. Thomas Marsh to the Board of Directors of the Company for a three-year term ending in 2012;

•	The approval of an employee equity replenishment program that would permit certain of ION’s current employees to exchange certain outstanding stock options having exercise prices substantially above the current market price of ION common stock and receive shares of ION common stock;

•	The approval of an amendment to ION’s Restated Certificate of Incorporation to allow a reverse stock split of ION’s common stock at any time prior to ION’s 2010 Annual Meeting at one of three reverse split ratios (1-for-2, 1-for-5 or 1-for-10) as selected by the Company’s Board of Directors in its sole discretion; and

•	The ratification of the appointment of Ernst & Young LLP as ION’s independent registered public accounting firm (independent auditors) for 2009.
          These proposals are described in more detail in the Company’s Definitive Proxy Statement for its 2009 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 23, 2009.
          As disclosed in the Definitive Proxy Statement, the employee equity replenishment program may be implemented at any time (to be determined in the discretion of the Board of Directors and the Compensation Committee) that is within six months after May 27, 2009, the date of its stockholder approval (subject to applicable tender offer rules). However, depending on market and other conditions, the Board of Directors (or Compensation Committee) may determine not to implement the employee equity replenishment program at all. The Company has determined that all executive officers of ION will be excluded from participating in the employee equity replenishment program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION GEOPHYSICAL CORPORATION
Date: May 29, 2009	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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